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                              CONSULTING AGREEMENT

        CONSULTING AGREEMENT made as of the 26th day of August, 1995 by and between TTR Technologies Ltd., (hereafter "TTR" or the "Company") and Pioneer Management Corporation (hereafter the "Consultant").

                              W I T N E S S E T H

        WHEREAS, the Company is in the business of marketing and developing computer software;

        WHEREAS, the Company desires to engage the services of Consultant for the purposes set out below in section 2.1 (hereafter the "Services"); and

        WHEREAS, Consultant represents that it has the requisite skills to render the Services set forth herein;

        NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings of the parties, it is hereby agreed:

1. Engagement The Company hereby engages Consultant and the Consultant agrees to provide the Services to the Company, on the terms and conditions set forth herein.

2. Duties

2.1 Consultant agrees to provide advice and services to the Company regarding the development of strategic alliances between Company and:

               (a) major software developers, both in multimedia and in programs
               (b)  software duplicators, both CD-ROM and floppy disk
               (c)  producers of CD-ROM mastering machines.

Consultant shall devote such time and effort to the Services as is necessary and proper for the fulfillment of Consultant's obligations hereunder.

2.2 Consultant shall report regularly to the President of the Company with respect to Consultant's activities hereunder.

3. Compensation

3.1 For services rendered hereunder, Consultant shall be entitled as a consulting fee to $5,000 per month, payable as follows:

        $5000 upon execution of this Agreement and the balance of $12,500 upon the closing date of a Company IPO, but in any event not later than November 8, 1996.







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3.3 Payment of consulting fees shall be made only against delivery by Consultant to the Company of requisite tax receipts or other appropriate documentation thereof.

3.4 Consultant shall be paid a bonus of $8,250, where as a result of the Services the Company and at least two (2) companies have commenced additional discussions and correspondence regarding any of the following: forming a strategic alliance, a sale to a major company of products or services, an acquisition of a company, a joint venture, a distribution arrangement, a joint research and development program or similar arrangement.

4. Term & Termination

4.1 This Agreement shall commence on the date first noted above and continue for a period of three and one-half (3.5) months thereafter.

4.2 This Agreement shall terminate without any further action on the part of either party for justifiable cause, as defined below.

              4.2.1 The term "justifiable cause" shall mean (i) a serious breach of trust including but not limited to theft, embezzlement, self-dealing, prohibited disclosure to unauthorized persons or entities of a confidential or proprietary information of or relating to the Company and engaging by Consultant in any prohibited business competitive to the business of the Company and its subsidiaries or affiliated entities; or (ii) any willful failure to perform or failure to perform competently any of Consultant's functions or duties hereunder or other cause justifying termination or dismissal under applicable law.

4.3 Either party shall be entitled to terminate this Agreement upon breach of a material term thereof by either party upon receipt by the breaching party of written notice thereof from the other party, specifying in reasonable detail the basis of the breach.

4.4 Upon the termination, cancellation or expiration of this Agreement, neither party shall be responsible or liable to the other for consequential or incidental damages of any kind.

5. Proprietary Information

5.1 Consultant acknowledges and agrees that the Company possesses and will continue to possess information and technology that has been created discovered or developed, or has otherwise become known to the Company in the field of copy protection, including without limitation, information and technology which has been assigned or otherwise conveyed to the Company, which information or technology has commercial value in the business in which the Company is engaged. Such information, whether documentary, oral or computer generated, shall be deemed to be and is referred to as "proprietary information", which, by way of illustration but not limitation, shall include trade secrets, processes, formulae, data and knowhow, improvements, inventions, techniques, products (actual or planned), marketing plans, strategies, forecasts and customer lists.






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5.2 Proprietary information shall be deemed to include any and all proprietary information disclosed by or on behalf of the Company, irrespective of form but excluding information that (i) shall have become a part of the public knowledge except as a result of the breach of this Agreement by Consultant; (ii) shall have been received by Consultant from a third party having no obligation to the Company; (iii) reflects general skills and experience gained during Consultant's engagement by the Company; or (iv) reflects data and information generally known within the industries or trades in which the Company competes.

5.3 Consultant agrees that all proprietary information, patents and other rights in connection therewith shall be the sole property of the Company and its assigns. At all times, both during the engagement by the Company and after its termination, Consultant will keep in confidence and trust all proprietary information, and Consultant will not use or disclose any proprietary information or anything relating to it without the written consent of the Company except as may be necessary in the ordinary course or performing Consultant's duties as Consultant to the Company. Consultant shall assume full responsibility for enforcing this Agreement and shall take appropriate measures with its employees and other persons acting on its behalf to ensure that such persons are bound by a like covenant of secrecy.

6. Warranty

Consultant represents and warrants that on the date hereof it is free to be engaged by the Company upon the terms contained in this Agreement and that there are no agreements or arrangements restricting full performance of Consultant's duties hereunder.

7. General Provisions

7.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and shall not be amended, modified or varied by any oral agreement or representation or otherwise other than by a written instrument executed by both parties or their duly authorized representatives.

7.2 No failure, delay or forbearance by a party in exercising any power or right hereunder shall in any way restrict or diminish such party's rights and powers under this Agreement, or operate as a waiver of any breach or non-performance by either party of any of the terms or conditions hereof.

7.3 If any term or provision of this Agreement shall be declared invalid, illegal or unenforceable, then such term or provision shall be enforceable to the extent that a court shall deem it reasonable to enforce such term or provision and if such term or provision shall be unenforceable, such term or provision shall be severed and all remaining terms and provisions shall be unaffected and shall continue in full force and effect.

7.4 The terms and conditions of this Agreement supersede those of all previous agreements and arrangements, either written or oral between the Company and Consultant relating to the subject thereof.






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7.5 Consultant acknowledges and agrees that he is an independent contractor, is not the agent of the Company and has no authority in such capacity to bind or commit the Company by or to any contract or otherwise. Consultant is not, expressly or by implication, an employee of the Company for any purpose whatsoever.

7.6 This Agreement is personal to Consultant and Consultant shall not assign or delegate his rights or duties to a third party, whether by contract, will or operation of law, without the Company's prior written consent.

7.7 Each notice and/or demand given by one party pursuant to this Agreement shall be given in writing and shall be sent by registered mail to the other party at its designated address and such notice and/or demand shall be deemed given at the expiration of five (5) days from the date of mailing by registered mail or immediately if delivered by hand. Delivery by facsimile and other electronic communication shall be sufficient and be deemed to have occurred upon electronic confirmation of receipt.

7.8 This Agreement shall be interpreted, construed, governed and enforced in accordance with the law of the State of Israel.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

T.T.R. Technologies                             Pioneer Management Corporation

/s/ Marc Tokayer                                /s/ Lee V. Kaplan
-------------------                             ---------------------
By: M. Tokayer                                  By: Lee V. Kaplan
President                                       Director



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